
            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens:
i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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
                                         GIVE THE SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                NUMBER OF --
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 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of the
     account)                            account or, if combined
                                         funds, any one of the
                                         individuals(1)
 3.  Husband and wife (joint account)    The actual owner of the
                                         account or, if joint funds,
                                         either person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if the minor
                                         is the only contributor, the
                                         minor(1)
 6.  Account in the name of guardian     The ward, minor or
     or committee for a designated       incompetent person(3)
     ward, minor or incompetent
     person
 7.  a. The usual revocable savings      The grantor-trustee(1)
     trust account (grantor is also
        trustee)
     b. So-called trust account that     The actual owner(1)
     is not a legal or valid trust
        under state law
 8.  Sole proprietorship account         The owner(4)
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                                         GIVE THE EMPLOYER
  FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION NUMBER OF --
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 9.  A valid trust, estate or pension    The legal entity (Do not
     trust                               furnish the identifying
                                         number of the personal
                                         representative or trustee
                                         unless the legal entity
                                         itself is not designated in
                                         the account title.)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable or            The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club or other          The organization
     tax-exempt organization
14.  A broker or registered nominee      The broker or nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state
     or local government, school
     district or prison) that
     receives agricultural program
     payments

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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEE EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.
- A financial institution.
- An organization exempt from tax under Section 501(a) or an individual retirement plan.
- The United States or any agency or instrumentality thereof.
- A state, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.
- A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.
- An international organization or any agency or instrumentality thereof.
- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
- A real estate investment trust.
- A common trust fund operated by a bank under Section 584(a).
- An exempt charitable remainder trust or a nonexempt trust described in Section 4947(a)(1).
- An entity registered at all times under the Investment Company Act of 1940.
- A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.
- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
- Payments of patronage dividends where the amount received is not paid in money.
- Payments made by certain foreign organizations.
- Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:
- Payments of interest on obligations issued by individuals.

NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
- Payments of tax-exempt interest (including exempt interest dividends under section 852).
- Payments described in section 6049(b)(5) to non-resident aliens.
- Payments on tax-free covenant bonds under section 1451.
- Payments made by certain foreign organizations.
- Payments made to nominees.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under section 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications of affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.
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                 TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS
                  (SEE INSTRUCTION 9 TO LETTER OF TRANSMITTAL)

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
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PAYER'S NAME: THE BANK OF NEW YORK
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  SUBSTITUTE                              PART 1--PLEASE PROVIDE YOUR TIN IN           PART 3--Social Security Number or
  FORMW-9                                 THE BOX AT THE RIGHT AND CERTIFY BY           Employer Identification Number
                                          SIGNING AND DATING BELOW.

                                                                                   ---------------------------------------------
                                                                                       (If awaiting TIN write "Applied For")
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 DEPARTMENT OF THE TREASURY
  INTERNAL REVENUE SERVICE                PART 2--For Payees exempt from backup withholding, see the enclosed Guidelines for
  PAYER'S REQUEST FOR                     Certification of Taxpayer Identification Number on Substitute Form W-9 and complete
  TAXPAYER                                as instructed therein.
  IDENTIFICATION                          Certification--Under penalties of perjury, I certify that:
  NUMBER ("TIN")                          (1) The number shown on this form is my correct TIN (or I am waiting for a number to be issued to me); and
                                          (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.
                                          CERTIFICATION INSTRUCTIONS--You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed
                                          Guidelines).
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                                          SIGNATURE:  _____________________________________   DATE:
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NOTE: FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN
      BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE
      OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER
      IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                   THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

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
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                      CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

 I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a taxpayer identification number within sixty (60) days.
 Signature:  __________________________________________________________   Date:
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